UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2015

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-142105	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive

Las Vegas, NV  89102

(Address of Principal Executive Offices)      (Zip Code)

(702) 530-4645

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 29, 2015, Mongolia Holdings, Inc. (the “Company”) issued a press release entitled “Mongolia Holdings and Monroad enter Agreement to Merge Operations” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2015, Mongolia Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, HERC, LLC (“HERC”) entered into a definitive Contribution and Exchange Agreement (the “C&E”) to receive (the “Transaction”) Monroad LLC. (“Monroad”) from its sole shareholder (“Holder”).  There was no relationship between the parties prior to the execution of the C&E.  As described in detail in the Company’s press release furnished as Exhibit 99.1 to this report, Monroad is recognized as one of the largest road construction and earth moving companies in Mongolia. Monroad offers a full range of constructions services including, the construction and maintenance of roads, bridges, railroad lines, drainage work, earth-work, flood protection dams, along with heavy equipment rental. Monroad counts the Mongolian government and Oyu Tolgoi LLC (Rio Tinto’s Turquoise Hill Mine), as its largest completed-project customers. Monroad’s most recent audited financial statements report revenue of 36,286,005,641 Mongolian Tugriks, equal to $ $19,214,805 USD, as of December 31, 2014. Audited results for the year ending 2015 will be disclosed in a subsequent Form 8-K to be prepared and filed by the Company after Closing.

The C&E has been filed as Exhibit 10.1 to this Report.  Under the terms of the C&E, the Company will pay one million (1,000,000) shares of 6% Series A Convertible Preferred Stock of the Company (the “Preferred Shares”) with a face value of $16 Million (the “Exchange Amount”).  If the Transaction is completed, the Exchange Amount will represent approximately 49% of the Company’s post closing enterprise value.  The Preferred Shares are convertible into an aggregate 16 million shares of common stock, or an amount equal to 49% of the outstanding shares of the Company at the time of the Closing.  Any unconverted Preferred Stock shall earn 6% per annum interest from the date of the Closing until converted.  Interest is due annually or at such time as determined by available cash flow and the Board of Directors of the Company and can be paid in kind.

Completion of the Transaction is contingent upon, among other things, satisfactory completion of due-diligence. Conditions precedent to closing include: the conversion of certain Company debt obligations to equity, a $2.00 per share trading price and liquidity and resources sufficient to execute the new business strategy of the combined companies and certain other matters (which can be waived) and other customary closing conditions.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1           Contribution and Exchange Agreement between Monroad, LLC and Mongolia Holdings, Inc. dated December 28, 2015.

99.1           Press Release dated December 29, 2015 entitled “Mongolia Holdings and Monroad enter Agreement to Merge Operations”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2015	MONGOLIA HOLDINGS, INC

	By:	/s/ Gary Kucher
	Name:	Gary Kucher
	Title:	Chief Executive Officer